SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

 [   ]  Preliminary Proxy Statement
 [   ]  Confidential, for  Use of  the Commission  Only (as  permitted  by  Rule
        14a-6(e)(2))
 [ X ]  Definitive Proxy Statement
 [   ]  Definitive Additional Materials
 [   ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                        SOUTHWESTERN ENERGY COMPANY
             ------------------------------------------------
             (Name of Registrant as Specified In Its Charter)


   -----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

 [ X ] No fee required.
 [   ] Fee computed on table below per  Exchange Act Rules 14a-6(i)(4) and 0-11.
          1) Title of each class of securities to which transaction applies:
          2) Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          4) Proposed maximum aggregate value of transaction:
          5) Total fee paid:
 [   ]  Fee paid previously with preliminary materials.
 [   ]  Check box if any part of the fee is  offset as provided  by Exchange Act
 Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1) Amount Previously Paid:
          2) Form, Schedule or Registration Statement No.:
          3) Filing Party:
          4) Date Filed:

                           Southwestern Energy Company
                                1083 Sain Street
                                 P. O. Box 1408
                        Fayetteville, Arkansas 72702-1408


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 ON MAY 18, 1999

     The Annual Meeting of Shareholders of Southwestern Energy Company will be held at the Northwest Arkansas Convention Center, Hwy. 71 Bypass at Hwy. 412, Springdale, Arkansas, on Tuesday, the 18th day of May, 1999, at 11:00 a.m., Central Daylight Time, for the following purposes:

         (1) The election of six (6) directors to serve until the 2000 Annual Meeting or until their respective successors are duly elected and qualified; and

         (2) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 17, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to mark, sign, date and return the enclosed proxy at your earliest convenience in the enclosed return envelope.


                                           By Order of the Board of Directors

                                                     GREG D. KERLEY
                                                        Secretary
March 29, 1999

                           Southwestern Energy Company

                                 PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of Southwestern Energy Company (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders on May 18, 1999, and any adjournment or adjournments thereof.

The complete mailing address of the principal executive offices of the Company is:

                                1083 Sain Street
                                 P. O. Box 1408
                        Fayetteville, Arkansas 72702-1408

     The enclosed proxy is solicited by the Board of Directors of the Company. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised.

     The Board of Directors has engaged Morrow & Co., Inc., a proxy solicitation firm, to solicit proxies from brokerage firms, banks, and institutional holders of shares on its behalf at a cost of $5,000 plus expenses. The cost of this proxy solicitation will be borne by the Company, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. The solicitation will be by mail and such cost will include the cost of preparing and mailing this Proxy Statement and proxy. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone, or by other means. Although solicitation will be made primarily through the use of the mail, officers, directors, or regular employees of the Company may solicit proxies personally or by telephone or other means without additional remuneration for such activity.

     This Proxy Statement along with a copy of the Company's Annual Report is being mailed to shareholders on March 29, 1999.


                          VOTING SECURITIES OUTSTANDING
             CUMULATIVE VOTING FOR ELECTION OF DIRECTORS AUTHORIZED

     On March 17, 1999, the Company had outstanding 24,933,280 shares of common stock ($.10 par value). Each share outstanding on the record date entitles the holder thereof to one vote upon each matter to be voted upon at the meeting, except that for the election of directors each such shareholder shall be entitled to as many votes as shall equal the number of the holder's shares of stock outstanding in the holder's name multiplied by the number of directors to be elected, and may cast all such votes for a single director or distribute them among the number to be voted for, or for any two or more of them, as the holder may see fit. Unless contrary instructions are given, persons named as proxies will have discretionary authority to cumulate votes in the same manner. All shares represented by effective proxies will be voted at the meeting or any adjournment thereof as specified therein by the person giving the proxy. Abstentions and broker nonvoted shares are disregarded in the vote tallies and do not have the effect of "no" votes. For purposes of determining a quorum, a share is present once it is represented for any purpose at the meeting. Abstentions are counted present for purposes of determining a quorum. Broker nonvoted shares are counted present if represented at the meeting for any purpose.

     Unless revoked, each properly executed proxy will be voted in the manner directed therein. If no direction is made, each such proxy will be voted FOR the election of directors.

     Only shareholders of record at the close of business on March 17, 1999, will be entitled to vote at the Annual Meeting of Shareholders.


                              ELECTION OF DIRECTORS

     At the meeting, six (6) directors are to be elected to serve for the ensuing year and until their respective successors are elected and qualified. The shares represented by the enclosed proxy will be voted as instructed by the shareholders for the election of the nominees named below. If no direction is made, this proxy will be voted FOR the election of the nominees named below. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxies. The Company has no knowledge that any nominee will be unavailable for election. Directors shall be elected by plurality vote. Certain information concerning the nominees for election as directors is set forth below.


                              Nominees For Election

     LEWIS E. EPLEY, JR. - Mr. Epley is an Attorney at Law with the firm of Lewis E. Epley, Jr. Ltd., Holiday Island, Arkansas, and is involved in several personal business ventures in the Eureka Springs, Arkansas area. He has served as City Attorney of Eureka Springs, President of the Carroll County Bar Association, and Special Associate Justice of the Supreme Court of Arkansas. He is a director, since 1964, and Vice Chairman of the Board of Directors, since 1993, of the Bank of Eureka Springs. He is a past chairman and past member of the Board of Trustees of the University of Arkansas. He is currently a director of the University of Arkansas Foundation, a director of the Washington Regional Medical Foundation and chairman of the Northwest Arkansas Radiation Therapy Institute Foundation Board. Mr. Epley has also been a delegate to the Arkansas Constitutional Convention. In 1998 he was awarded a Distinguished Service Award by the Arkansas Hospital Association. Mr. Epley is 62 years old and is being nominated for his second term on the Company's Board of Directors.

     JOHN PAUL HAMMERSCHMIDT - Mr. Hammerschmidt is a retired U.S. Congressman, Third District of Arkansas, who served from 1967-1993. He has been a director of Dillard's Department Stores Inc., Little Rock, Arkansas, since 1992, First Federal Bank of Arkansas, Harrison, Arkansas, since 1966, and American Freightways Corporation, Harrison, Arkansas, since 1997. Mr. Hammerschmidt has been a member of the Board of the Metropolitan Washington Airports Authority since 1997 and was a member of the Metropolitan Washington Airports Authority Board of Review from 1987-1992. He has served as member of the Board of Trustees of the University of the Ozarks since 1994 and Arkansas State University since 1999. Mr. Hammerschmidt is 76 years old and was first elected to the Board of Directors in 1992.

     ROBERT L. HOWARD - Mr. Howard is a retired Vice President of Shell Oil Company. He was most recently Vice President, Domestic Operations, Exploration and Production of Shell, a position he held from 1992-1995. In that position, he was responsible for all domestic exploration and production activities. From 1985-1991, Mr. Howard was President, Shell Offshore Inc., and was responsible for all offshore exploration and production in the Gulf of Mexico, the East Coast and Florida. During Mr. Howard's 36 years with Shell, he held various positions within Shell's exploration and production operations, including General Manager, Exploration and Production, Mid-Continent Division, and General Manager, Exploration and Production, Rocky Mountain Division and Alaska Division. Mr. Howard has served as a director of Camco International, Inc. of Houston, Texas, from 1995 until 1998, Ocean Energy, Inc. (formerly United Meridian Corp.) of Houston, Texas, since 1996, McDermott International, Inc. and J. Ray McDermott of New Orleans, Louisiana, since 1997. He is 62 years old and first became a director in 1995.

     HAROLD M. KORELL - Mr. Korell is the President and Chief Executive Officer of the Company. Mr. Korell joined Southwestern in 1997 as Executive Vice President and Chief Operating Officer. On May 22, 1998, Mr. Korell was promoted to President and Chief Operating Officer and was named President and Chief Executive Officer effective January 1, 1999. Previously, Mr. Korell was Senior Vice President - Operations of American Exploration Company, Executive Vice President of McCormick Resources, and held various technical and managerial positions with Tenneco Oil Company including Vice President - Production, and various positions with Mobil Corporation. Mr. Korell is 54 years old and was appointed a director in October 1998.

     KENNETH R. MOURTON - Mr. Mourton is an Attorney at Law with the firm of Ball and Mourton, Ltd., PLLC, Fayetteville, Arkansas. He is the Managing Principal Attorney for this firm. Mr. Mourton is also President and principal shareholder of Coors of Western Arkansas, Inc., since 1980; President and majority shareholder of E. J. Ball Plaza, Inc., since 1992; and part owner of Emerald Travel Services, Ltd., since 1989. All of these businesses are located in Fayetteville, Arkansas. Mr. Mourton also owns and operates several other businesses in various states related to beer distribution, lodging, warehousing and travel. Mr. Mourton is Chairman, since 1992, of Razorback Foundation, Inc., a nonprofit corporation which supports University of Arkansas athletic programs. He is also a Board member of the Arkansas Rural Endowment Fund, a nonprofit corporation created by the State of Arkansas to help lower income, rural Arkansas children obtain college and university educations. Mr. Mourton is 48 years old and was first elected to the Board of Directors in 1995.

     CHARLES E. SCHARLAU - Mr. Scharlau is Chairman of the Board of Directors of the Company. He began his career with the Company as its legal counsel in 1951 and has been involved in all facets of the Company's business for over 47 years. In 1966 he was named Executive Vice President and first elected a director of the Company. In 1972 he was elected President and Chief Executive Officer. Mr. Scharlau retired as Chief Executive Officer on December 31, 1998. Mr. Scharlau is a director since 1980 of C. H. Heist Corporation, Clearwater, Florida and a member of the Board of Trustees of the University of Arkansas since 1998. Mr. Scharlau is 71 years old.

     Shareholders entitled to vote for the election of directors at the annual meeting may nominate additional candidates provided written notice of such nomination is received at the Company's principal executive offices no later than the close of business on April 13, 1999. The Company's by-laws require that this notice contain certain information about any proposed nominee and the shareholder submitting the notice. The Company may also require any proposed nominee to furnish such other information as may reasonably be required to determine the proposed nominee's eligibility to serve as a director of the Company. A copy of the relevant by-law provisions may be obtained by contacting Mr. Greg D. Kerley, Secretary, Southwestern Energy Company, 1083 Sain Street, P. O. Box 1408, Fayetteville, Arkansas 72702-1408, (501) 521-1141.


                                BOARD COMMITTEES

     The Board of Directors has a standing audit committee (the "Audit Committee") composed of noncompany members of the Board. The Audit Committee is responsible to the Board for reviewing the accounting and auditing procedures and financial reporting practices of the Company and for recommending the appointment of the independent public accountants. The Audit Committee meets periodically with the Company's management, internal auditors, and independent public accountants to review the work of each and to satisfy itself that said parties are properly discharging their responsibilities. The independent public accountants have direct access to the Audit Committee and periodically meet with the Audit Committee without management representatives present. The Audit
Committee is currently composed of Messrs. John Paul Hammerschmidt, Chairman, Lewis E. Epley, Jr., and Robert L. Howard.

     The Board of Directors has a compensation committee (the "Compensation Committee") which is responsible for recommending to the Board of Directors officer compensation and discretionary awards under the various incentive plans. Messrs. Robert L. Howard, Chairman, John Paul Hammerschmidt, and Kenneth R. Mourton presently serve on this committee.

     The Board of Directors also has a retirement committee (the "Retirement Committee") which is responsible for administering the Company's pension and retirement plans and for recommending retirement policy to the Board of Directors. Messrs. Charles E. Scharlau, Chairman, Lewis E. Epley, Jr., and Kenneth R. Mourton presently serve on this committee.

     The Company has no standing nominating committee. The Board as a whole considers candidates for nomination for Board positions. The Board will consider qualified candidates recommended by shareholders. Any shareholder wishing to recommend a candidate may do so by letter addressed to Mr. Greg D. Kerley, Secretary, Southwestern Energy Company, 1083 Sain Street, P. O. Box 1408, Fayetteville, Arkansas 72702-1408. Such letter should state in detail the qualifications of the candidate. Shareholders entitled to vote for the election of directors at the annual meeting may nominate additional candidates independent of the Board of Directors. Shareholder nominees to be presented to the 1999 Annual Meeting must be submitted pursuant to the procedures described under the subheading, "Nominees For Election." Shareholders entitled to vote for the election of directors at the 2000 Annual Meeting may present independent nominees to the 2000 Annual Meeting provided that notice of such nomination is received at the Company's principal executive offices not less than 50 nor more than 75 days prior to the 2000 meeting date. If less than 65 days notice of the 2000 Annual Meeting is given, written notice of any such nomination must be received no later than the close of business on the 15th day following the day on which notice of the meeting date is mailed. The Company's by-laws require that this notice contain certain information about any proposed nominee and the shareholder submitting the notice. The Company may also require any proposed nominee to furnish such other information as may reasonably be required to determine the proposed nominee's eligibility to serve as a director of the Company. A copy of the relevant by-law provisions may be obtained by contacting Mr. Greg D. Kerley, Secretary, Southwestern Energy Company, 1083 Sain Street, P.
O. Box 1408, Fayetteville, Arkansas 72702-1408, (501) 521-1141.

                              DIRECTOR COMPENSATION

     In 1998, for their services as directors, Messrs. John Paul Hammerschmidt, Robert L. Howard, Kenneth R. Mourton, and Charles E. Scharlau were each paid $24,000; Lewis E. Epley, Jr. was paid $14,000 and Charles E. Sanders was paid $10,000. Messrs. E. J. Ball and Charles E. Sanders were paid $6,000 and $3,000, respectively, for their services as Directors Emeritus. Each outside director serving as of December 31, 1998, was granted an option to purchase 12,000 shares of the Company's common stock at $7.00 per share, representing the Fair Market Value on the date of grant. Such options were granted in tandem with limited stock appreciation rights, as defined under "Compensation Committee Report," and become exercisable in installments at a rate of 25% per year for each full twelve months of service as a director. In addition, each outside member of the Audit, Compensation, and Retirement Committees is paid $500 per meeting for his participation on each committee. During 1998, the Board of Directors held ten meetings, the Audit Committee held two meetings, the Compensation Committee held five meetings, and the Retirement Committee held one meeting.

     Directors who retire with certain qualifications are appointed to the position of Director Emeritus and are paid a fee of $1,000 per meeting attended. Mr. Ball was appointed to the position of Director Emeritus upon his retirement in 1995 and Mr. Sanders was appointed to this position upon his retirement in 1998. Mr. Ball and Mr. Mourton are partners in the law firm of Ball and Mourton, Ltd., PLLC. During 1998, the Company did not pay any legal fees to Ball and Mourton, Ltd., PLLC.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following persons were known by the Company to beneficially own more than 5% of the Company's common stock as of March 17, 1999:


                                                          Amount and
                                                          Nature of    Percent
                           Name and Address of            Beneficial     of
  Title of Class            Beneficial Owner              Ownership     Class
  --------------   ----------------------------------   -------------  -------
Common Stock.....  Heartland Advisors, Inc.             2,331,000<F1>   9.35%
                   790 North Milwaukee Street
                   Milwaukee, WI 53202

Common Stock.....  State Street Research & Management   1,829,800<F2>   7.34%
                   Company
                   One Financial Center
                   30th Floor
                   Boston, MA 02111-2690

Common Stock.....  Sanford C. Bernstein & Co., Inc.     1,747,755<F3>   7.01%
                   767 Fifth Avenue
                   New York, NY 10153-0002

Common Stock.....  Fidelity Management and Research     1,500,000<F4>   6.02%
                   Company
                   82 Devonshire Street
                   Boston, MA 02109-3605
                                                        1,293,200<F5>   5.19%
Common Stock.....  Dimensional Fund Advisors
                   1299 Ocean Avenue,
                   11th Floor,
                   Santa Monica, CA 90401

------------------------

<F1>  Heartland Advisors, Inc.  (Heartland) is an  investment advisor registered under the Investment Advisors Act of 1940. Heartland holds sole voting power on 1,183,700 shares and sole dispositive power on 2,331,000 shares.

<F2>  State Street Research & Management Company (State Street) is an investment advisor registered pursuant to the Investment Advisors Act of 1940 and holds the reported shares on behalf of its clients. State Street holds sole voting power on 1,691,400 shares and sole dispositive power on 1,829,800 shares. State Street disclaims beneficial ownership on all shares.

<F3>  Sanford C. Bernstein & Co., Inc.  (Bernstein)  is  an  investment  advisor registered under the Investment Advisors Act of 1940. Bernstein holds the reported shares on behalf of its clients. Bernstein has sole voting power on 1,411,100 shares, shared voting power on 34,055 shares, and sole dispositive power on 1,747,755 shares.

<F4>  Fidelity Management  and Research  Company  (Fidelity)  is  an  investment advisor registered under the Investment Advisors Act of 1940 and a wholly-owned subsidiary of FMR Corp. Fidelity acts as investment advisor to various investment companies registered under the

                                       6

      Investment Company Act of 1940, including Fidelity Low Priced Stock Fund which holds 1,500,000 shares of the Company's common stock. Edward C. Johnson, III, as Chairman of FMR Corp., has the sole power to dispose of these shares. Voting power is held by the Board of Trustees of the Fidelity Low Priced Stock Fund. Members of Mr. Johnson's family, including Abigail P. Johnson, and trusts for their benefit, are the predominant owners of stock representing approximately 49% of the voting power of FMR Corp., and may be deemed, under the Investment Company Act of 1940, to be a controlling group with respect to FMR Corp.

<F5>  Dimensional Fund Advisors, Inc., is an investment advisor registered under the Investment Advisors Act of 1940. Dimensional Fund Advisors, Inc., holds sole voting and dispositive power on all shares. Dimensional Fund Advisors, Inc., disclaims beneficial ownership of all such securities.



                   SECURITY OWNERSHIP OF DIRECTORS, NOMINEES,
                             AND EXECUTIVE OFFICERS

     The following table sets forth information as of March 17, 1999, with respect to beneficial ownership of the Company's common stock by its directors and executive officers.

                                                                Number of Shares of $.10
                                                                 Par Value Common Stock
                                                            Beneficially Owned as of 3-17-99
                                                               (Sole Voting and Investment       Percent
                Name of Beneficial Owner                       Power Except as Noted) <F1>       of Class
                ------------------------                    ----------------------------------   --------

Executive Officers:
   Charles E. Scharlau...................................                738,502                   2.96%
   Harold M. Korell......................................                259,532                   1.04%
   Stanley D. Green......................................                 42,208                    .17%
   Alan H. Stevens.......................................                140,974                    .56%
   Greg D. Kerley .......................................                116,573                    .47%
   Debbie J. Branch......................................                 39,175                    .16%
Directors and Nominees:
   Lewis E. Epley, Jr....................................                 24,555                    .10%
   John Paul Hammerschmidt...............................                 72,000                    .29%
   Robert L. Howard......................................                 50,000                    .20%
   Kenneth R. Mourton....................................                 49,000                    .20%
All persons as a group (10 in number) who are directors,
nominees or executive officers of the Company............              1,532,519<F2>               6.15%
------------------------

<F1>  Of the  number  of  shares  reported  as  beneficially  owned,  the  named individuals had the right to acquire within 60 days, through the exercise of stock options, beneficial ownership of the following number of shares:
      Mr. Scharlau, 221,996; Mr. Korell, 33,333; Mr. Stevens, 33,334; Mr. Kerley, 23,497; Ms. Branch, 6,700; Mr. Hammerschmidt, 42,000; and 18,000 each for Messrs. Howard and Mourton. Included in the number of shares reported as beneficially owned are the rights of the named individuals to acquire the following number of shares through the exercise of stock options immediately upon a "change in control" as defined under "Agreements Concerning Employment and Changes in Control" on page 16 of the Proxy
                                       7

      Statement: Mr. Scharlau, 319,000; Mr. Korell, 141,667; Mr. Stevens, 86,666; Mr. Kerley, 78,900; Ms. Branch, 20,000; 30,000 each for Messrs.
      Hammerschmidt, Howard and Mourton; and 12,000 for Mr. Epley, Jr. Also included in the number of shares reported as beneficially owned are the following restricted shares with respect to which the named individuals have voting power but not investment power: Mr. Korell, 34,425; Mr. Stevens, 13,000; Mr. Kerley, 5,638 and Ms. Branch, 6,203. The named individuals acquire investment power for these shares immediately upon a "change in control."

<F2>  Of this number, all directors  and executive  officers as a  group had the right to acquire beneficial ownership of 396,860 shares through the exercise of stock options within 60 days. Also included in this number is this group's right to acquire an additional 748,233 shares through the exercise of stock options immediately upon a "change in control" as defined under "Agreements Concerning Employment and Changes in Control" on page 16 of this Proxy Statement.


                Transactions With Nominees and Executive Officers

     During 1998, the Company and related entities paid $53,503 to the law firm of Conner and Winters of Tulsa, Oklahoma, for certain legal services. Mr. Greg Scharlau, Mr. Scharlau's son, is a partner in Conner and Winters.


                          COMPENSATION COMMITTEE REPORT

Compensation Philosophy

     In determining the compensation of the Chief Executive Officer (the "CEO") and the other executive officers of the Company and its subsidiaries, the Compensation Committee seeks to align compensation with the attainment of the Company's objectives, the Company's performance, and the attraction and retention of individuals who contribute to the Company's success. For the CEO and the other named executive officers, the Compensation Committee makes recommendations to the Board of Directors, and final compensation decisions are made by the full Board. The Compensation Committee believes that compensation should:

        - relate to the value created for shareholders by being directly tied to the financial performance and condition of the Company and the particular executive officer's contribution thereto;

        - reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of the Company;

        - help to attract and retain the most qualified individuals in the natural gas and oil and gas producing industries by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries; and

        - reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.

     In determining executive compensation, the Company uses peer group comparisons. The industry group indices shown in the performance chart reported in this Proxy Statement include a number of the companies that are used for compensation analysis. Compensation packages are targeted to the median of the range of compensation paid by comparable companies. Executive compensation paid by the Company during 1998 generally corresponded to the 50th percentile of compensation paid by comparable companies.

     Changes made to the Internal Revenue Code in 1993 could potentially limit the ability of the Company to deduct, for federal income tax purposes, certain compensation in excess of $1,000,000 per year paid to individuals named in the summary compensation table. This limitation became effective in 1994. The Company believes that all compensation paid in 1998 will be fully deductible. Further, none of the named individuals received compensation in excess of $1,000,000 during 1998. If, in the future, it appears that the compensation paid to a named individual may be in excess of limitations imposed on deductibility for federal income tax purposes, the Company will seek ways to maximize the deductibility of compensation payments without compromising the Company's or the Compensation Committee's flexibility in designing effective compensation plans that can meet the Company's objectives and respond quickly to marketplace needs. Although the Compensation Committee will from time to time review the advisability of making changes in compensation plans to reflect changes in government-mandated policies, it will not do so unless it feels that such changes are in the best interest of the Company and/or its stockholders.

Components of Compensation

     Base Salary. In establishing the base salaries of the CEO and the other executive officers, the Compensation Committee examines competitive peer group surveys and data in order to determine whether the total compensation package is competitive with compensation offered by other companies in the natural gas and oil and gas producing industries which are similar in terms of the complexity of their operations and which offer the most direct competition for competent executives. The Compensation Committee also takes into account the Company's financial and operating performance as compared with the industry mean and the individual performance of the Company's executives as compared to the Compensation Committee's expectations of performance for top level executives in general. The Compensation Committee also considers the diverse skills required of its executive management to expand the exploration and production segment of its operations while maintaining satisfactory performance in the highly regulated gas distribution segment. In addition, the Compensation Committee considers the particular executive's performance, responsibilities, qualifications, and experience in the natural gas industry. The Compensation Committee is periodically advised by outside compensation consultants on its compensation policies and receives evaluations from the appropriate level of management concerning the performance of executives within their range of reporting responsibilities.

     The minimum base salary for Mr. Scharlau and Mr. Korell have been incorporated into employment agreements as further described under the heading "Agreements Concerning Employment and Changes in Control." Changes in base salary also affect other elements of compensation including: (i) awards under the Company's Incentive Compensation Plan, (ii) pension benefits, (iii) Company matching portions of 401(k) and Nonqualified Plan contributions, and (iv) life insurance and disability benefits.

     Incentive Compensation Plan. The Company maintains an Incentive Compensation Plan (the "Incentive Plan") applicable to executives with responsibility for the Company's major business segments. The Incentive Plan is intended to encourage and reward the achievement of (1) year-to-year growth in the Company's actual reported earnings, (2) returns on equity which are above industry averages, (3) cash flow targets, (4) production, reserve addition, and investment goals in the exploration and production group, (5) return on utility rate base, and (6) gas marketing margins. These criteria are deemed by the Compensation Committee to be critical to increasing shareholder value, and the applicability of each of these criteria in determining awards to any particular executive depends on the responsibilities of that executive. A portion of each award under the Incentive Plan is an automatic award based upon the achievement of these corporate financial objectives, and a portion is discretionary based on a subjective evaluation of the executive's performance by the Compensation Committee. The Incentive Plan is also designed to assist in the attraction and retention of qualified employees, to further link the financial interest and objectives of employees with those of the Company, and to foster accountability and teamwork throughout the Company.

     The CEO and the executive officers have responsibilities directly affecting the Company's operation and are assigned target, minimum, and maximum award levels expressed as a percentage of their base salary. In 1998, the target awards which could be paid based on attainment of corporate performance measures ranged from 22.5% to 30% of base salary for these individuals, the minimum awards ranged from 11.25% to 15% of base salary, and the maximum awards which could be paid ranged from 45% to 60% of base salary. None of these awards are paid if corporate performance as determined by the corporate performance measures is below a specified level. In addition, the participating executives are eligible for discretionary awards based upon their individual performance ranging from 6% to 30% of base salary. Payouts under the Incentive Plan are based on the achievement of corporate financial profit objectives, business unit results, and the Committee's evaluation of individual performance. Awards are payable in cash, restricted common stock of the Company, or a combination of cash and restricted common stock. Restricted common stock awarded under the Incentive Plan is subject to the provisions of the Company's 1993 Stock Incentive Plan, discussed below, and counts toward the aggregate number of shares authorized under that plan.

     Generally, when multiple factors are considered to measure the performance of the Company's executives, such factors are equally weighted in determining the Company performance portion of an executive's bonus. In determining automatic awards under the Incentive Plan for the CEO and certain of the named executive officers, the Compensation Committee examines (1) the Company's return on equity as compared to the performance of a peer group of the Company as indicated by The Value Line Investment Survey group of natural gas (diversified) companies, (2) the increase in actual reported earnings per share over the previous year, and (3) achievement of a cash flow target for the Company. Because these factors are weighted equally, proportionate awards are made if targets for at least one of the factors are met. In 1998, the return on equity and earnings per share minimum performance levels were not met, but the cash flow performance measure was achieved. Discretionary awards for these executives are based on a subjective evaluation of the executive's performance by the
Compensation Committee. Discretionary awards may be influenced by the performance of individual business segments, but are primarily intended to provide an incentive to recognize exceptional performance by an individual.

     Stock Incentive Plan. The CEO and other executive officers are also eligible to participate in the Company's 1993 Stock Incentive Plan (the "Stock Plan"). The Stock Plan is designed to attract and retain key executive employees by enabling them to acquire a proprietary interest in the Company and by tying executive rewards to shareholder interests. The Stock Plan provides for the granting of restricted stock, phantom stock, stock bonuses, options to purchase common stock of the Company, and limited, tandem, and stand-alone stock appreciation rights in such amounts as determined by the Compensation Committee on a discretionary basis. Limited stock appreciation rights are exercisable only upon a change in control and provide for certain cash payments in lieu of the exercise of the stock options to which they relate. Grants relating to 1998 performance were made at a price equal to the Fair Market Value on the date of grant. In addition, the Stock Plan provides for the granting of cash bonuses in connection with awards of restricted stock and stock bonuses when a participant is required to recognize income for federal or state income tax purposes with respect to such awards. The number of shares of the $.10 par value common stock of the Company which may be issued under the Stock Plan cannot exceed 1,700,000, subject to adjustment in the event of any change in the outstanding common stock of the Company by reason of any stock split, stock dividend, recapitalization, reclassification, merger, consolidation, combination, or exchange of shares, or any other similar event. In determining the options granted to executive officers under the Stock Plan, the Compensation Committee considers a number of factors in addition to considering the goals of attracting and retaining such officers and tying their rewards to shareholder interests. The number of options and restricted shares awarded in fiscal 1998 were based partially upon an analysis of the value of long-term incentive plan awards made by the Company's competitive peer group. The Compensation Committee also evaluated the performance of the Company, the performance and responsibility of the particular executive, and the desirability of providing a particular executive with an adequate incentive to remain in the employ of the Company.

     In 1993, the annual component of the Company's former Annual and Long-Term Incentive Compensation Plan (the "Prior Plan") was replaced by the Company's
Incentive Compensation Plan, discussed above. The long-term component of the Prior Plan was replaced by the Stock Incentive Plan for performance periods beginning after January 1, 1993. Payouts of awards previously granted and payouts of awards related to five-year performance periods ending each year through December 31, 1997, will continue to be made under the Prior Plan through 2001. Key employees were selected annually to participate in the Prior Plan based on their ability to have a significant impact on the performance of the Company. Under the long-term incentive component of the Prior Plan, cash awards were based on the Company's performance during overlapping five-year periods. A new five-year performance period began each year on January 1, with the final five-year performance period beginning January 1, 1993. For all participants, awards were based equally on the compounded five-year growth in earnings per share and the cumulative five-year return on equity. Any award earned was payable at the rate of 20% per year, commencing at the end of each five-year performance cycle.

     Mr. Scharlau's base salary remained at $450,000 for two years (1995-1996) prior to being increased to $468,000 for 1997 and 1998. Mr. Scharlau's annual base salary remains at $468,000 until May 18, 1999, at which time Mr. Scharlau will retire as a full-time employee of the Company. See "Agreements Concerning Employment and Changes in Control" on page 16 of this Proxy Statement. Mr. Scharlau has a targeted annual bonus award of 50% of base salary, with minimum and maximum awards of 20% and 80%, respectively, depending upon the achievement of corporate performance measures. Of these awards, a portion is an automatic award based upon the achievement of the corporate financial objectives relating to earnings per share growth, return on equity, and cash flow as described under the subheading, "Incentive Compensation Plan" above, and a portion is discretionary based on a subjective evaluation of Mr. Scharlau's performance by the Compensation Committee and the Board of Directors and may be influenced by the performance of individual business segments. The Company's attainment of the cash flow performance measure in 1998 resulted in Mr. Scharlau being awarded a bonus of $70,663, or 15% of his base salary. Mr. Scharlau was also awarded a discretionary bonus of $29,337.

     In 1998, Mr. Scharlau was awarded options to purchase 12,000 shares of the Company's common stock under the Stock Plan, as described above. The options vest at the end of three years or immediately upon his retirement or a change in control. Limited stock appreciation rights were granted in tandem with these options. The number of options awarded Mr. Scharlau in 1998 corresponded to the number of options awarded the Company's independent directors.

     In addition to the factors described above, in determining the salary and other forms of compensation for Mr. Scharlau, the Compensation Committee took into consideration Mr. Scharlau's substantial experience (47 years) and standing in the industry in general and with the Company in particular.

                                                  ROBERT L. HOWARD
                                               JOHN PAUL HAMMERSCHMIDT
                                                 KENNETH R. MOURTON
                                        Members of the Compensation Committee

                             EXECUTIVE COMPENSATION

     The following table contains information with respect to executive compensation paid or set aside by the Company for services in all capacities during the years 1996, 1997, and 1998 of the CEO, the next four most highly paid executive officers of the Company and its subsidiaries, and a former executive officer of the Company whose direct aggregate remuneration exceeded $100,000 in 1998.


                           SUMMARY COMPENSATION TABLE

                                                                            Long-Term Compensation
                                                                       --------------------------------
                                            Annual Compensation                Awards          Payouts
                                     --------------------------------  ----------------------  --------

             (a)                (b)     (c)        (d)         (e)           (f)         (g)       (h)          (i)

                                                              Other       Restricted  Securities
                                                             Annual         Stock     Underlying   LTIP       All Other
                                      Salary       Bonus   Compensation     Awards     Options/   Payouts   Compensation
 Name and Principal Position   Year     ($)         ($)         ($)         ($)<F3>    SARs (#)     ($)          ($)
-----------------------------  ----  --------    --------  ------------   ----------  ----------  --------  ------------

Charles E. Scharlau            1998  $468,000    $100,000    $  7,380     $   -          12,000   $123,535    $ 40,792<F4>
  Chairman of the Board,       1997   468,000      40,000       7,380         -          82,000    157,807      40,792
  Chief Executive Officer      1996   450,000     174,556       7,380         -          25,000    165,362      40,146
  and Director <F1>

Harold M. Korell               1998   329,167     135,000      28,405<F5>   26,947       75,000       -         12,032<F6>
  President, Chief Operating   1997   186,506      80,000     274,675      342,125      100,000       -         33,076
  Officer and Director <F1>    1996      -           -           -            -            -          -           -

Stanley D. Green               1998   176,811<F7>    -          3,868         -            -        27,664     439,311<F8>
  Executive Vice President -   1997   270,000      80,000     120,020       92,125       50,000     34,304      10,703
  Finance and Corporate        1996   255,000      96,463      67,445       92,828       13,600     34,382       9,869
  Development

Alan H. Stevens                1998   250,000     125,000     133,004<F9>  215,063      120,000       -         67,400<F10>
  Senior Vice President,       1997      -           -           -            -            -          -           -
  Southwestern Energy          1996      -           -           -            -            -          -           -
  Production Company and
  SEECO, Inc.  <F2>

Greg D. Kerley                 1998   203,875      90,000      21,878<F11>  21,938       20,000      2,446       7,305<F12>
  Senior Vice President and    1997   169,600      40,000      31,841       35,875       11,100      2,446       6,088
  Chief Financial Officer      1996   160,000      55,175      13,121       12,413        4,700      1,620       5,710


Debbie J. Branch               1998   175,000      65,000      30,485<F13>  10,969       11,100       -          6,279<F14>
  Senior Vice President,       1997   156,000      78,000      53,374       35,875       11,100       -          5,597
  Southwestern Energy          1996    75,000      25,000       5,353      106,200        4,500       -         36,368
  Services Company and
  Southwestern Energy
  Pipeline Company <F2>
------------------------

<F1>  Effective  January 1, 1999,   in accordance  with  the  Company's  planned
      succession strategy Mr. Korell succeeded Mr. Scharlau as Chief Executive Officer.

<F2>  Southwestern Energy Production Company, SEECO, Inc.,  Southwestern  Energy
      Services   Company,   and   Southwestern   Energy   Pipeline  Company  are
      wholly-owned subsidiaries of the Company.

<F3>  Restricted stock  awards  for  Mr. Korell,  Mr. Stevens,  Mr. Kerley,  and
      Ms. Branch relating to 1998 performance vest ratably over three years. In connection with the employment of Mr. Stevens in 1998, he was awarded 15,000 shares of restricted stock which vests ratably over

                                       13

      three years. Restricted stock awards for Mr. Korell, Mr. Kerley, and Ms. Branch relating to 1997 performance vest ratably over three years. In connection with the employment of Mr. Korell in 1997, he was awarded 20,000 shares of restricted stock which vests at the end of three years. Restricted stock awards for Mr. Kerley and Ms. Branch relating to 1996 performance vest ratably over five years. In connection with the employment of Ms. Branch in 1996, she was awarded 7,200 shares of restricted stock which vests ratably over three years. The value of all nonvested restricted shares held by Messrs. Korell, Stevens, Kerley and Ms. Branch at December 31, 1998, was $233,975, $91,000, $39,466, and
      $43,421, respectively. Dividends are paid on all restricted stock.

<F4>  Includes $24,000 of director fees, $14,040 as the Company matching portion of Nonqualified Plan contributions, and $2,752 as the cost of life insurance.

<F5>  Includes $21,025 as a bonus for the payment of income taxes related to the restricted stock grants made during 1998.

<F6>  Includes $9,875  as the  Company  matching  portion of  Nonqualified  Plan contributions, $1,911 as the cost of life insurance, and $246 of moving expenses.

<F7>  Represents  salary and  services  rendered  from January 1, 1998,  through
      July 16, 1998.

<F8>  Includes  $5,304  as the  Company  matching  portion of Nonqualified  Plan contributions, $1,012 as the cost of life insurance, and the following amounts paid to Mr. Green in connection with his resignation: $178,919 of taxable income related to the cash surrender value of life insurance under a split dollar life insurance plan, $34,740 for awards earned under a previous compensation plan, $98,336 related to consulting services, and a $121,000 cash payment. (See "Agreements Concerning Employment and Changes in Control" on page 16 of this Proxy Statement for further information).

<F9>  Includes $125,624  as a bonus  for the payment  of income taxes related to the restricted stock grants made during 1998.

<F10> Includes  $54,912  of  moving  and  relocation  expenses,  $4,063  as  the
      Company matching portion of Nonqualified Plan contributions, $1,348 as the cost of life insurance, and $7,077 of imputed interest income related to a $125,000 loan the Company made to Mr. Stevens in connection with his employment. Under the terms of the loan agreement, the $125,000 loan is forgiven at the rate of 20% per year over five years.

<F11> Includes  $14,920 as a bonus  for the payment  of income taxes  related to the restricted stock grants made during 1998.

<F12> Includes $6,116  as the  Company  matching  portion  of  Nonqualified Plan contributions, and $1,189 as the cost of life insurance.

<F13> Includes $7,460 as a bonus for the payment of income taxes related to  the restricted stock grants made during 1998 and $16,425 as a bonus for the payment of income taxes related to the 1996 restricted stock grant which vested during 1998.

<F14> Includes $5,250 as the Company matching portion of 401(k) and Nonqualified
      Plan contributions and $1,029 as the cost of life insurance.



                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                             Potential Realizable
                                                                               Value at Assumed
                                                                             Annual Rates of Stock
                                                                            Price Appreciation for
                            Individual Grants                                  Option Term <F3>
------------------------------------------------------------------------  ---------------------------

          (a)                (b)          (c)        (d)         (e)      (f)      (g)        (h)

                                      % of Total
                          Number of    Options/
                         Securities      SARs
                         Underlying   Granted to   Exercise
                           Options/   Employees    or Base
                             SARs     in Fiscal     Price     Expiration
         Name            Granted<F1>     Year     ($/Sh)<F2>     Date     0%($)    5%($)     10%($)
         ----            -----------  ----------  ----------  ----------  -----  --------  ----------

Charles E. Scharlau . .     12,000        2.7%     $ 7.3125    9/11/2008  $ -    $ 55,186  $  139,851

Harold M. Korell. . . .     75,000       16.8%     $ 7.3125    9/11/2008    -     344,909     874,068

Stanley D. Green. . . .       -            -           -           -        -        -           -

Alan H. Stevens . . . .    100,000       22.4%     $11.9375     1/2/2008    -     750,743   1,902,530
                            20,000        4.5%     $ 7.3125    9/11/2008    -      91,976     233,085

Greg D. Kerley. . . . .     20,000        4.5%     $ 7.3125    9/11/2008    -      91,976     233,085

Debbie J. Branch. . . .     11,100        2.5%     $ 7.3125    9/11/2008    -      51,047     129,362
------------------------

<F1>  All  1998  grants,   except  those  to  Mr.  Scharlau,   vest  and  become
      exercisable ratably over three years beginning one year from the date of grant or immediately upon a "change in control." The 1998 grant to Mr. Scharlau vests at the earlier of three years from the date of the grant or at retirement, or immediately upon a "change in control," and is exercisable three years from the date of grant or immediately upon a "change in control." All 1998 grants expire after ten years from the date of grant but may expire earlier upon termination of employment. Limited stock appreciation rights were granted in tandem with all options granted in 1998.

<F2>  The exercise price reflects the fair market value of the Company's  common stock on the date of grant.


<F3>  Realizable  values are  reported  net of the  option exercise  price,  but before taxes associated with exercise. The dollar amounts shown are the result of calculations using 0%, 5% and 10% rates of appreciation from the exercise price as specified by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The assumed annual appreciation of 5% and 10% on the options granted at $7.3125 would result in the price of the Company's stock increasing to $11.91 and $18.97, respectively. Realization by optionees of the amounts shown are dependent on future increases in the price of the Company's common stock and the continued employment of the optionee with the Company. The options have no value if the Company's common stock does not appreciate, as shown in the 0% column.



AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


          (a)               (b)             (c)                         (d)                                   (e)

                                                               Number of Securities                Value of Unexercised
                                                              Underlying Unexercised             In-the-Money Options/SARs
                                                            Options/SARs at FY-End (#)               at FY-End ($) <F3>
                          Shares                        ----------------------------------  ----------------------------------
                        Acquired on        Value
         Name           Exercise (#)  Realized ($)<F1>  Exercisable<F2>  Unexercisable<F2>  Exercisable<F2>  Unexercisable<F2>
----------------------  ------------  ----------------  ---------------  -----------------  ---------------  -----------------

Charles E. Scharlau. .     11,100          $37,925          221,996           319,000              -              $ 2,250

Harold M. Korell . . .       -                -              33,333           141,667              -               14,063

Stanley D. Green . . .       -                -                -                 -                 -                 -

Alan H. Stevens. . . .       -                -                -              120,000              -                3,750

Greg D. Kerley . . . .       -                -              23,497            78,900              -                3,750

Debbie J. Branch . . .       -                -               6,700            20,000              -                2,081

------------------------

<F1>  Reflects the difference  between exercise  price and issuance price on the number of shares exercised. All of the options exercised were granted in 1988 and would have expired in December, 1998 if not exercised.

<F2>  Except those to Mr. Scharlau, all 1998 grants,  all 1997 grants,  all 1996 grants issued at $14.75, and all 1995 grants vest and become exercisable ratably over three years beginning one year from the date of grant or immediately upon a "change in control." All 1995 through 1998 grants to Mr. Scharlau vest at the earlier of three years from the date of the grant or at retirement, or immediately upon a "change in control" and are exercisable three years from the date of grant or immediately upon a "change in control." All 1994 grants vest and become exercisable ratably over the four year period beginning six years from the date of grant or sooner upon achievement of certain performance objectives, upon a "change in control" as defined under "Agreements Concerning Employment and Changes in Control" on page 16 of the Proxy Statement, or upon retirement. All grants made prior to 1993 are presently exercisable and expire on the earlier of (a) ten years and one day from the date of grant, or (b) termination of employment other than for retirement due to age or disability. All 1993 through 1998 grants expire after ten years from the date of grant but may expire earlier upon termination of employment. Limited stock appreciation rights were granted in tandem with all options granted in 1993 through 1998.

<F3>  Values are calculated as the difference between the exercise  price of the options/LSARs and the market value of the Company's common stock as of December 31, 1998 ($7.50/share).


             Agreements Concerning Employment and Changes in Control

     On May 21, 1998, the Company entered into an employment and consulting agreement with Mr. Scharlau under which Mr. Scharlau shall perform services as a full-time employee of the Company as designated by the Board of Directors until the Company's annual meeting on May 18, 1999, and as an advisor and consultant to the Company commencing May 18, 1999 through May 31, 2002. Mr. Scharlau will be paid $468,000 per annum for his services as a full-time employee and $234,000 per annum for his services as an advisor and consultant. Effective January 1, 1999, in accordance with the Company's planned succession strategy, Mr. Korell succeeded Mr. Scharlau as Chief Executive Officer. On April 28, 1997, the Company entered into a three-year employment agreement with Mr. Korell under which Mr. Korell will be paid a minimum base salary of $275,000 per year and will be entitled to participate in any of the Company's compensation or benefit plans for which he otherwise qualifies. Mr. Korell also was appointed a director October 28, 1998.

     On August 4, 1989, the Company entered into Severance Agreements with Messrs. Scharlau and Green. Effective February 17, 1999, the Company entered into amended Severance Agreements with Messrs. Korell, Stevens, Kerley, and Ms. Branch which replaced substantially similar severance agreements which were currently in place. The Severance Agreements provide that if within three years after a "change in control" of the Company the officer's employment is terminated by the Company without cause, the officer is entitled to a payment equal to the product of 2.99 and the officer's "base amount". "Base amount" is defined as base salary as of the executive's termination date plus the maximum bonus opportunity available to the executive under the Incentive Compensation Plan. In addition, the officer will be entitled to continued participation in certain insurance plans and fringe benefits from the date of the termination of employment until the earliest of (a) the expiration of three years, (b) death, or (c) the date he or she is afforded a comparable benefit at comparable cost by a subsequent employer.

     Mr. Scharlau also is entitled to the severance benefits described above if within three years after a "change in control" he voluntarily terminates employment with the Company for any reason. Messrs. Korell, Stevens, Kerley, and Ms. Branch are also entitled to the severance benefits described above if within three years after a "change in control" they voluntarily terminate employment with the Company for "good reason."

     For purposes of the severance  agreements,  a "change in control"  includes
(i) the acquisition by any person (other than, in certain cases, an employee of the Company) of 20% or more of the Company's voting securities, (ii) approval by the Company's shareholders of an agreement to merge or consolidate the Company with another corporation (other than certain corporations controlled by or under common control with the Company), (iii) certain changes in the composition of the Board of Directors of the Company, (iv) any change in control which would be required to be reported to the shareholders of the Company in a proxy statement and (v) a determination by a majority of the Board of Directors that there has been a "change in control" or that there will be a "change in control" upon the occurrence of certain specified events and such events occur. "Good reason" includes (i) a reduction in the employee's employment status or responsibilities, (ii) a reduction in the employee's base salary, (iii) a change in the employee's principal work location, and (iv) certain adverse changes in the Company's incentive or other benefit plans.

     As of July 16, 1998, Mr. Green resigned from the Company which resulted in the cancellation of his Severance Agreement. In connection with his resignation, the Company paid Mr. Green a lump sum of $121,000. The Company agreed to pay Mr. Green $34,740 for awards earned under the Company's former Annual and Long-Term Incentive Compensation Plan. The Company also agreed to pay the cost to continue Mr. Green's health insurance for up to eighteen months. All unvested restricted stock (22,604 shares) was vested, and all options held by Mr. Green to purchase Company stock (options on 244,316 shares) were cancelled. The Company agreed to contract with Mr. Green for consulting services for a period of three years and compensate him in 36 monthly installments of $24,584 commencing August 10, 1998. These consulting services primarily relate to certain regulatory and legal matters. The Company also released its rights in a split dollar life insurance policy purchased for Mr. Green related to its Supplemental Executive

Retirement Plan ("SERP"). The split dollar life insurance policy, which had a cash surrender value of $178,369, was released to Mr. Green in full and complete settlement of any obligations the Company has to Mr. Green under the SERP.

     The Company's 1993 Stock Incentive Plan provides that all outstanding stock options and all limited, tandem, and stand-alone stock appreciation rights become exercisable immediately upon a "change in control." The Stock Plan also provides that all shares of restricted and phantom stock which have not previously vested or been canceled or forfeited shall vest immediately upon a "change in control." For purposes of the Stock Plan, a "change in control" has the same meaning contained in the Company's Severance Agreements as defined above.

     The Company's Incentive Compensation Plan adopted in 1993 provides that all restrictions on shares of restricted stock granted pursuant to the Incentive Plan shall lapse upon a "change in control," as defined in the Company's Severance Agreements. This plan also provides that upon a participant's termination of employment under certain conditions on or after a "change in control" all determined but unpaid incentive awards shall be paid immediately, and any undetermined awards shall be determined and paid based on projected performance factors calculated in accordance with the plan.

     The Company's Annual and Long-Term Incentive Compensation Plan (the "Prior Plan") provides that:

         (a) Upon a participant's involuntary termination of employment other than for cause, or voluntary termination for "good reason" on or after a "change of control" or as otherwise provided in a severance agreement between the participant and the Company, all determined but unpaid incentive awards shall be paid immediately, and any undetermined awards shall be determined and paid based on projected performance factors calculated in accordance with the plan; and

         (b) On or after a "change in control," all awards accrued but unpaid and all awards thereafter accrued shall be 100% vested and nonforfeitable; and

         (c) On or after a "change in control," the Compensation Committee of the Company's Board of Directors and the Company's Chief Executive Officer as they existed immediately prior to such "change in control" shall retain their authority to administer the plan.

For purposes of the Prior Plan, the terms "change in control" and "good reason" have the meanings contained in the Company's Severance Agreements as defined above.

                             STOCK PERFORMANCE CHART

     The following chart compares for the last five years, the performance of the Company's common stock to the S&P 500 Index, the S&P Smallcap 600 Index, the Value Line Natural Gas, Diversified, Industry Index, and the Dow Jones Oil - Secondary Index. The Chart assumes that the value of the investment in the Company's common stock and each index was $100 at December 31, 1993, and that all dividends were reinvested. In prior years, this chart has compared the performance of the Company's common stock only to the S&P 500 Index and the Value Line Natural Gas, Diversified, Industry Index. This year, the Company has elected to include the S&P Smallcap 600 Index, as a replacement to the S&P 500 Index, because the Company is included within this index by S&P and because it better reflects the performance of companies with market capitalizations similar to the Company's.

     The Company has also elected to include the Dow Jones Oil - Secondary Index because the Company has positioned itself to focus predominantly on natural gas and oil exploration and production as a means of growth and adding shareholder value while remaining committed to achieving its authorized rate of return on its investment in the natural gas utility business. Many of the companies included in the Value Line Natural Gas, Diversified, Industry Index are substantially more diversified into other elements of the oil and gas industry than is the Company. The Dow Jones Oil - Secondary Index is more indicative of the performance of companies that focus primarily on natural gas and oil exploration and production and better reflects the risks and rewards of the Company's investment in this business. The Company believes that viewing these two indices together provides a more accurate picture of the performance of the industries in which the Company is invested than would either index alone.



                                                    1993  1994  1995  1996  1997  1998
                                                    ----  ----  ----  ----  ----  ----
Southwestern Energy Company                          100    84    73    88    77    46
S&P 500 Index (old)                                  100   101   139   171   229   294
S&P Smallcap 600 Index (new)                         100    95   124   150   189   186
Value Line Natural Gas, Diversified, Industry Index  100    94   126   163   182   176
Dow Jones Oil - Secondary Index (new)                100    96   112   138   147   107


                                  Pension Plans

     Prior to January 1, 1998, the Company maintained a traditional defined benefit plan (the "Pension Plan") with benefits payable based upon average final compensation and years of service. Effective January 1, 1998, the Company amended its Pension Plan to become a "cash balance" plan on a prospective basis for its non-bargaining employees. A cash balance plan provides benefits based upon a fixed percentage of an employee's annual compensation.

     Employees who were participants in the Pension Plan as of January 1, 1998 are entitled to annual benefits payable upon retirement based upon current remuneration and years of service through December 31, 1997 as follows:

                               PENSION PLAN TABLE


                         Years of Service Through December 31, 1997
               -------------------------------------------------------------

Remuneration       5        10        15         20         30          40
------------   -------   -------   --------   --------   --------   --------
  $150,000     $11,250   $22,500   $ 33,750   $ 45,000   $ 67,500   $ 90,000
   180,000      13,500    27,000     40,500     54,000     81,000    108,000
   210,000      15,750    31,500     47,250     63,000     94,500    126,000
   240,000      18,000    36,000     54,000     72,000    108,000    144,000
   270,000      20,250    40,500     60,750     81,000    121,500    162,000
   300,000      22,500    45,000     67,500     90,000    135,000    180,000
   330,000      24,750    49,500     74,250     99,000    148,500    198,000
   360,000      27,000    54,000     81,000    108,000    162,000    216,000
   390,000      29,250    58,500     87,750    117,000    175,500    234,000
   420,000      31,500    63,000     94,500    126,000    189,000    252,000
   450,000      33,750    67,500    101,250    135,000    202,500    270,000
   480,000      36,000    72,000    108,000    144,000    216,000    288,000

                                               Years of        Current
                                           Credited Service  Remuneration
                                               Through       Covered Under
                        Name                   12/31/97      the Plans<F1>
                        ----               ----------------  -------------

          Charles E. Scharlau. . . . . . .        40           $468,000
          Harold M. Korell . . . . . . . .         1            329,167
          Stanley D. Green . . . . . . . .        16            176,811<F2>
          Alan H. Stevens. . . . . . . . .         -            250,000
          Greg D. Kerley . . . . . . . . .         8            203,875
          Debbie J. Branch . . . . . . . .         2            175,000
----------------

<F1>  The  Internal  Revenue  Code  (the  "Code")  limits  both  the  amount  of compensation that may be used for purposes of calculating a participant's Pension Plan benefit and the maximum annual benefit payable to a participant under the Pension Plan. For the 1998 plan year, (i) a participant's compensation in excess of $160,000 is disregarded for purposes of determining average compensation and (ii) the maximum annual Pension Plan benefit permitted under the Code is $130,000. The numbers presented in the table disregard these limitations because the Company's Supplemental Retirement Plan ("SERP"), discussed below, provides participants with a supplemental retirement benefit to compensate them for the limitation on benefits imposed by the Code.

<F2>  Represents  salary and  services  rendered  from January 1, 1998,  through
      July 16, 1998.


     The Company's Pension Plan provides for defined benefits to eligible officers and employees in the event of retirement at a specified age based on number of years of service through December 31, 1997 and average monthly compensation during the five years of highest pay in the last ten years before terminating.

     Under the cash balance provisions of the Pension Plan, which became effective January 1, 1998, each participant has an account, for recordkeeping purposes only, to which credits are allocated annually based upon a percentage of the participants remuneration. The applicable percentage is equal to 6% plus an additional percentage for participants in the Pension Plan as of January 1, 1998. The additional percentage is based upon a participant's age, and is designed to approximate any lost benefits due to the change to a cash balance plan. The additional percentage is equal to 6.0% for Mr. Scharlau, 4.8% for Mr. Korell, 3.9% for Mr. Green, 3.7% for Mr. Kerley and 4.1% for Ms. Branch.

     All balances in the cash balance account also earn a fixed rate of interest which is credited annually. The interest rate for a particular year is the annual rate of interest of the 30-year treasury securities for November of the prior year. Interest is credited as long as the participant's balance remains in the Pension Plan.

     At retirement or termination of employment, the vested amount credited to a participant is payable to the participant in the form of a lump sum or in lifetime monthly payments. The estimated annual benefit payable upon retirement related to the cash balance provisions of the Pension Plan and SERP at December 31, 1998, is $1,844 for Mr. Scharlau, $48,254 for Mr. Korell, $18,902 for Mr.
Stevens, $71,230 for Mr. Kerley and $46,231 for Ms. Branch. These projections are based on the following assumptions; (1) participant remains employed until age 65; (2) the 1998 remuneration remains constant; and (3) interest credit of 5.25% for all years.

     On May 31, 1989, the Company adopted a Supplemental Retirement Plan which provides benefits equal to the amount which would be payable under the Pension Plan in the absence of certain limitations of the Code, less the amount actually paid under the Pension Plan. In the event of a "change in control" as defined under "Agreements Concerning Employment and Changes in Control" on page 16 of the Proxy Statement, the benefits of a participant then employed by the Company would be determined as if the participant had credit for three additional years of service.

     The remuneration covered by the Pension Plan includes wages and salaries but excludes incentive awards, bonuses, and fees. The benefit amounts listed above are not subject to any deductions for Social Security benefits or other offset amounts.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, with offices at 6450 South Lewis, Suite 300, Tulsa, Oklahoma 74136-1068, has been the independent public accounting firm of the Company since 1979. Representatives will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement to the shareholders if they so desire. The representatives will also be available to respond to appropriate questions from the shareholders. There have been no disagreements with the independent public accountants on accounting and financial disclosure.

                        PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company at its principal offices not later than November 30, 1999, for inclusion in the 2000 Proxy Statement and form of proxy. Proposals intended to be the subject of a separate solicitation may be brought before the 2000 Annual Meeting by shareholders provided that written notice of any such proposal is received at the Company's principal executive offices not less than 50 nor more than 75 days prior to the called meeting date. If less than 65 days notice of the 2000 Annual Meeting is given, written notice of any such proposal must be received no later than the close of business on the 15th day following the day on which notice of the annual meeting date was mailed. The Company's by-laws require that notices of shareholder proposals contain certain information about any proposal and the proposing shareholder. A copy of the relevant by-law provisions may be obtained by contacting Mr. Greg D. Kerley, Secretary, Southwestern Energy Company, 1083 Sain Street, P. O. Box 1408, Fayetteville, Arkansas 72702-1408, (501) 521-1141.


                                 OTHER BUSINESS

     While the Notice of Annual Meeting of Shareholders calls for transaction of such other business as may properly come before the meeting, the Company's management has no knowledge of any matters to be presented for action by shareholders at the meeting other than as set forth in this statement. If any other business should come before the meeting, the persons named in the proxy have discretionary authority to vote in accordance with their best judgment. Shareholders may bring additional proposals before the meeting provided written notice of any such proposal is received at the Company's principal executive offices no later than the close of business on April 13, 1999. The Company's by-laws require that this notice must contain certain information about any proposal and the proposing shareholder. A copy of the relevant by-law provisions may be obtained by contacting Mr. Greg D. Kerley, Secretary, Southwestern Energy Company, 1083 Sain Street, P. O. Box 1408, Fayetteville, Arkansas 72702-1408,
(501) 521-1141.

     Any shareholder who has not received a copy of the Company's Annual Report or wishes to obtain a copy of the Company's Form 10-K may obtain a copy of either free of charge by contacting Mr. Greg D. Kerley, Secretary, Southwestern Energy Company, 1083 Sain Street, P.O. Box 1408, Fayetteville, Arkansas 72702-1408.

                                              By Order of the Board of Directors

                                              GREG D. KERLEY
                                              Secretary
Dated:  March 29, 1999

                           SOUTHWESTERN ENERGY COMPANY
                                1083 Sain Street
                                 P. O. Box 1408
                        Fayetteville, Arkansas 72702-1408

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints each of Kenneth R. Mourton and Charles E. Scharlau as Proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Southwestern Energy Company held of record by the undersigned on March 17, 1999, at the Annual Meeting of Shareholders to be held on May 18, 1999, or any adjournment or adjournments thereof.

     In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

     The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. This proxy is revocable at any time before it is exercised, the signer retaining the right to attend the meeting and vote in person.

     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors.

     You are encouraged to specify your choices by marking the appropriate box, but you need not mark either box if you wish to vote FOR the election of all nominees. The Proxies cannot vote your shares unless you sign and return this card.

1.  ELECTION OF DIRECTORS

         L. Epley, Jr.                    H. Korell     For |_|    Withheld |_|
         J. Hammerschmidt                 K. Mourton
         R. Howard                        C. Scharlau

         FOR,  except vote  WITHHELD from the  following  nominee(s):
         FOR, with exercise of cumulative voting privilege. Indicate number of votes cast for each nominee.


NOTE:             Please  sign  exactly as name  appears  hereon.  Joint  owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

SIGNATURE(S)________________________________________________DATE _______________

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.